EXHIBIT 5

                    OPINION AND CONSENT OF MAPLES AND CALDER

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                                MAPLES and CALDER
                         Cayman Islands Attorneys-at-Law

PO Box 309GT, Ugland House                            Telephone: 1(345) 949 8066
South Church Street, George Town                      Facsimile: 1(345) 949 8080
Grand Cayman, Cayman Islands                     Email: info@maplesandcalder.com

                                                  December 10, 2002

Xcelera Inc.
P.O. Box 309GT, Ugland House
South Church Street
Grand Cayman
Grand Cayman Islands

                  Re:   Xcelera Inc. - Registration Statement for
                  Offering of an Aggregate of up to 18,000,000 Ordinary Shares
                  ------------------------------------------------------------

Dear Ladies and Gentlemen:

         We have acted as Cayman Islands counsel in connection with the registration statement on Form S-8 (the "Registration Statement") being filed on December 11, 2002 by Xcelera Inc., a Cayman Islands company (the "Company"), relating to the offer and sale of up to 18,000,000 of its ordinary shares, US$0.01 par value (the "Shares"), which may be sold upon exercise of options granted pursuant to Option Agreements dated April 30, 1998 (the "Option Agreements") by the Company to Alexander M. Vik and Gustav M. Vik to purchase, respectively, 12,000,000 and 6,000,000 Shares.

         In our capacity as Cayman Islands counsel, we have reviewed originals or copies of the following:

     (a) The Memorandum and Articles of Association of the Company, as adopted by Special Resolution on 7 April, 2000 (the "Articles");

     (b)  The Registration Statement;

     (c)  The Option Agreements;

     (d)  A certificate from a director of the Company in the form attached;

     (e)  Resolutions of the directors of the Company dated 30 April, 1998.

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In such examination, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the aforesaid documents, the authenticity of all documents submitted to us as originals, the conformity with originals of all documents submitted to us as copies and all public records received are accurate and complete.

         Based upon the foregoing, we are of the opinion that:

               (i) The Company has been duly incorporated and is validly existing in good standing as an exempted company under the laws of the Cayman Islands.

               (ii) The Option Agreements have been duly authorised by the Board of Directors; the Shares to be issued thereunder have been duly authorised; and the Shares, when issued, delivered and paid for in accordance with the Option Agreements, will be duly issued and may be properly credited as fully-paid under Cayman Islands law.

               (iii) Fully paid shares are not subject to further calls or assessments by the Company.

         The opinions expressed above are limited to the law of Cayman Islands. We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to the reference to our firm in the Registration Statement.

                                         Very truly yours,

                                         MAPLES AND CALDER

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                                  XCELERA INC.
                                  P.O. Box 309
                                  Ugland House
                               South Church Street
                                   George Town
                                  Grand Cayman
                                 Cayman Islands

December 10, 2002

Messrs. Maples and Calder
P.O. Box 309GT
Ugland House
South Church Street
George Town
Grand Cayman
Cayman Islands
British West Indies

Dear Sirs,

Re:  Xcelera Inc.

In connection with certain opinions you have been requested to render in respect of the aforesaid, I would hereby certify as follows:-

1. The Company's Memorandum and Articles of Association as registered on 7 October, 1988 and amended by Special Resolution of the Company on 17 June, 1991, 25 October, 1999 and 7 April, 2000 remain in full force and effect.

2. No resolutions of the shareholders have been passed to restrict the authority of the Directors as set forth in the Memorandum and Articles of Association of the Company.

3. No petition has been filed in the Cayman Islands or any jurisdiction for the winding up of the Company and no resolution has been passed by the shareholders of the Company to wind it up.

4. The Resolutions of the Board of Directors passed on 30 August, 1998 remain in full force and effect.

5. The Company's authorised share capital includes 400,000,000 shares of US$0.01 each.

                                        Gustav M. Vik                .
                                 -------------------------------------
                                      OFFICER/DIRECTOR